Exhibit 32.1

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Carlisle Companies Incorporated, a Delaware corporation (the “Company”), does hereby certify that:

The Quarterly Report on Form 10-Q for the period ended September 30, 2017 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:	October 25, 2017	By:	/s/ D. Christian Koch
Name: D. Christian Koch
Title: President and Chief Executive Officer

Dated:	October 25, 2017	By:	/s/ Robert M. Roche
Name: Robert M. Roche
Title: Vice President and Chief Financial Officer